Exhibit 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FormFactor, Inc. Reports Second Quarter Results
Company continues strong execution momentum despite volatile market conditions

LIVERMORE, Calif. — July 29, 2015 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the second quarter of fiscal 2015 that ended on June 27, 2015. Quarterly revenues were $73.9 million, up 4% from $70.8 million in the first quarter of fiscal 2015, and up 10% from $67.4 million in the second quarter of fiscal 2014.

On a GAAP basis, net income for the second quarter of fiscal 2015 was $0.8 million, or $0.01 per fully-diluted share, compared to a net income for the first quarter of fiscal 2015 of $0.8 million, or $0.01 per fully-diluted share, and a net loss for the second quarter of fiscal 2014 of $(4.3) million, or $(0.08) per fully-diluted share.

On a non-GAAP basis, net income for the second quarter of fiscal 2015 was $6.7 million, or $0.11 per fully-diluted share, compared to net income for the first quarter of fiscal 2015 of $5.9 million, or $0.10 per fully-diluted share, and net income for the second quarter of fiscal 2014 of $4.9 million, or $0.08 per fully-diluted share. A reconciliation of GAAP to non-GAAP net income and net income per share is provided in the schedules included below.

Cash generation including stock repurchases for the second quarter of fiscal 2015 was $7.1 million, compared to cash generation of $7.8 million for the first quarter of fiscal 2015 and cash generation of $5.0 million for the second quarter of fiscal 2014. Stock repurchases in the second quarter of fiscal 2015 was $3.5 million. There were no stock repurchases in the first quarter of fiscal 2015 or the second quarter of fiscal 2014.

“In the second quarter of 2015 the company again delivered strong operational and financial performance in a solid demand environment,” said Mike Slessor, Chief Executive Officer of FormFactor, Inc. "Despite the current headwinds in PC-related end-market demand, we remain encouraged by our strong and growing position in the overall advanced probe card market while executing on a structurally profitable operational model.”

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investors section of the company’s web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The telephone replay will be available through July 31, 2015, 9:00 p.m. PDT, and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering confirmation code 78964868. Additionally, the replay will be available on the Investors section of our website, www.formfactor.com.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

FormFactor, Inc. (NASDAQ: FORM) helps semiconductor manufacturers test the integrated circuits (ICs) that power consumer mobile devices, as well as computing, automotive and other applications. The company is one of the world’s leading providers of essential wafer test technologies and expertise, with an extensive portfolio of high-performance probe cards for DRAM, Flash and SoC devices. Customers use FormFactor’s products and services to lower overall production costs, improve their yields and enable complex next-generation ICs. Headquartered in Livermore, California, the company services its customers from a network of facilities in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

FormFactor, MicroProbe, and the FormFactor and MicroProbe logos are registered or unregistered trademarks of FormFactor, Inc. All other product, trademark, company or service names mentioned herein are the property of their respective owners.

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Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, market conditions or trends, expectations and operating plans. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: unexpected changes in demand for the company’s products; changes in historical demands on a seasonal basis; risks in the company’s ability to execute on its operational model; risks of the company’s ability to realize sustainable profitability, to achieve its growth objectives, and to meet customer demand for its products; and changes in the market and macro-economic environments. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 27, 2014, as filed with the SEC, and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/sec.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORM-F

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
Revenues	$73,885	$67,352	$144,714	$123,311
Cost of revenues	50,582	47,328	98,621	90,962
Gross profit	23,303	20,024	46,093	32,349
Operating expenses:
Research and development	11,217	11,074	22,302	20,821
Selling, general and administrative	11,381	13,191	23,265	25,445
Restructuring charges, net	—	59	503	2,056
Impairment of long-lived assets	8	—	8	743
Total operating expenses	22,606	24,324	46,078	49,065
Operating income (loss)	697	(4,300)	15	(16,716)
Interest income, net	65	79	149	158
Other income (expense), net	100	(156)	1,602	(222)
Income (loss) before income taxes	862	(4,377)	1,766	(16,780)
Provision (benefit) for income taxes	24	(51)	145	257
Net income (loss)	$838	$(4,326)	$1,621	$(17,037)
Net income (loss) per share:
Basic	$0.01	$(0.08)	$0.03	$(0.31)
Diluted	$0.01	$(0.08)	$0.03	$(0.31)
Weighted-average number of shares used in per share calculations:
Basic	58,109	55,812	57,532	55,431
Diluted	59,094	55,812	58,874	55,431

FORMFACTOR, INC.
RECONCILIATION OF NON-GAAP NET INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2015	June 28, 2014	June 27, 2015	June 28, 2014
GAAP net income (loss)	$838	$(4,326)	$1,621	$(17,037)
Stock-based compensation	2,506	3,519	5,415	6,089
Restructuring charges, net	—	59	503	2,056
Acquisition and integration related expenses	2	388	(89)	429
Amortization of intangibles, inventory and fixed assets fair value adjustment due to acquisition	3,430	4,953	6,722	9,902
Impairment of long-lived assets	8	—	8	743
Loss contingency	—	280	—	413
Business interruption insurance claim recovery	(37)	—	(1,521)	—
Non-GAAP net income	$6,747	$4,873	$12,659	$2,595

Non-GAAP net income per share:
Basic	$0.12	$0.09	$0.22	$0.05
Diluted	$0.11	$0.08	$0.22	$0.05

Weighted-average number of shares used in per share calculations:
Basic	58,109	55,812	57,532	55,431
Diluted	59,094	57,373	58,874	57,012

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 27, 2015	December 27, 2014
ASSETS
Current assets:
Cash and cash equivalents	$137,088	$113,940
Marketable securities	41,668	49,897
Accounts receivable, net	43,979	45,152
Inventories, net	24,247	25,548
Deferred tax assets	2,030	2,036
Refundable income taxes	—	782
Prepaid expenses and other current assets	7,602	6,919
Total current assets	256,614	244,274
Restricted cash	435	435
Property, plant and equipment, net	24,485	25,498
Goodwill	30,731	30,731
Intangibles, net	32,187	38,689
Deferred tax assets	3,437	3,466
Other assets	864	1,150
Total assets	$348,753	$344,243
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,449	$20,274
Accrued liabilities	19,660	21,217
Income taxes payable	180	68
Deferred revenue	5,766	6,303
Total current liabilities	47,055	47,862
Long-term income taxes payable	902	1,094
Deferred tax liabilities	2,208	2,208
Deferred rent and other liabilities	3,580	3,643
Total liabilities	53,745	54,807
Commitments and contingencies
Stockholders’ equity:
Common stock and capital in excess of par value	715,921	711,733
Accumulated other comprehensive loss	(1,998)	(1,761)
Accumulated deficit	(418,915)	(420,536)
Total stockholders’ equity	295,008	289,436
Total liabilities and stockholders’ equity	$348,753	$344,243